EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of the consolidated financial statements of BabyUniverse, Inc. and subsidiaries (the “Company”) of our report dated June 13, 2005, which appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2005.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
Lieberman & Associates, P.A.
Fort Lauderdale, Florida
January 17, 2007